                                                                   EXHIBIT 10.32



                                 LOAN AGREEMENT

                                    BETWEEN

                            VIISAGE TECHNOLOGY, INC.
                                      AND
                         COMMERCE BANK & TRUST COMPANY

                               Table of Contents

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Section No.                          Section Title                             Page No.
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
1            Circumstances of the agreement                                     4
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2            Revolver                                                           4
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3            Certain definitions                                               13
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4            Status of commitment letters                                      14
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5            Matters pertaining to Lau Acquisition Corp.                       14
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6            Prohibition regarding dividends and distributions                 17
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7            Prohibition regarding loans and investments                       17
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8            Restriction on redemption of stock                                18
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9            Key person life insurance                                         18
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10           Assurances concerning future customer contracts and other
             assets                                                            19
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11           Intercreditor Matters                                             20
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12           Customer Payments                                                 22
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13           Deposit account                                                   22
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14           Financial covenants                                               22
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14.1         Cure of financial covenant defaults                               24
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15           Methodology for determining compliance with covenants             24
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16           Reporting                                                         25
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17           Standard representations and warranties                           27
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18           Standard Covenants                                                33
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19           Events of Default                                                 39
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20           Certain waivers                                                   40
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21           Indemnity                                                         41
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22           Miscellaneous                                                     42
------------------------------------------------------------------------------------------

                              Index of Definitions

"Revolver".......................................  Section 2
"Maximum Balance"................................  Section 2A
"Eligible Contract Cash Flow"....................  Section 2B
"Eligible Contract"..............................  Section 2C
"State Contracts"................................  Section 2C(1)
"State Subcontracts".............................  Section 2C(1)
"Commercial Contracts"...........................  Section 2C(1)
"Prime Contractor" ..............................  Section 2C(1)
"Prime Contract" ................................  Section 2C(1)
"Customer".......................................  Section 2C(4)
"Government Contracts"...........................  Section 2C(5)
"Loan Documents".................................  Section 3A
"Related Documents"..............................  Section 3B
"Obligations"....................................  Section 3C
"Lau"............................................  Section 5
"Policy".........................................  Section 9
"New Contract" ..................................  Section 10A
"Modification ...................................  Section 10A
"Lau Purchase Agreement".........................  Section 11A
"Fleet Purchase Agreement".......................  Section 11A
"Intercreditor Agreement"........................  Section 11B
"Customer Payments"..............................  Section 12
"Indebtedness"...................................  Section 14C
"Tangible Net Worth".............................  Section 14C
"Debt Service Liability".........................  Section 14D
"Breach Date.....................................  Section 14.1
"Cure Period"....................................  Section 14.1
"GAAP"...........................................  Section 15
"SEC"............................................  Section 15B
"Initial Financial Statements"...................  Section 17F
"Initial Business Information"...................  Section 17H
"Event of Default"...............................  Section 19

                                 Loan Agreement

     This is an agreement dated as of June 15, 2000 between Viisage
Technology, Inc., a Delaware corporation ("Borrower"), and Commerce Bank & Trust Company, a Massachusetts trust company ("Lender").

     1. Circumstances of the agreement. Borrower and Lender enter into this agreement in the following circumstances.

          A. Borrower is in the business of developing and implementing digital identification systems and biometric identification technology. Among Borrower's customers are (1) state governments and state government agencies which use Borrower's systems to produce drivers' licenses and other identification cards,
(2) third parties which enter into contracts with state governments and state government agencies and then engage Borrower by subcontract to provide identification systems, and (3) third parties which engage Borrower to provide identification systems in commercial applications.

          B. Borrower currently has a revolving line of credit which it uses as a source of working capital. Borrower has requested that Lender replace its current revolving credit facility with one established by Lender.

          C. Lender has approved Borrower's loan request on the terms and conditions set forth in this agreement and in the other documents signed on this date.

          D. For good and valuable consideration, the receipt and adequacy of which each party acknowledges, Borrower and Lender agree as follows.

     2. Revolver. During the two-year period commencing on the date of this agreement, Lender shall make available to Borrower a revolving credit facility

("Revolver") in the maximum principal amount of $4,000,000, subject to the terms and conditions of this agreement and the other "Loan Documents" (defined below).

          A. Availability. The maximum outstanding principal balance of the Revolver ("Maximum Balance") shall be the lesser of (1) Four Million Dollars ($4,000,000) or (2) one-third (1/3) of the amount which from time to time constitutes Borrower's "Eligible Contract Cash Flow" (defined below). Borrower acknowledges that the Maximum Balance may change due to fluctuations in the amount of Eligible Contract Cash Flow. Borrower agrees that if such fluctuations at any time cause the Maximum Balance to drop below the principal balance actually outstanding on the Revolver, then (1) Lender immediately may suspend advances on the Revolver and (2) within three business days thereafter Borrower shall pay to Lender such amount as is necessary to reduce such actual principal balance to the Maximum Balance.

          B. Eligible Contract Cash Flow. The term "Eligible Contract Cash Flow" means the sum of all payments which Borrower reasonably projects to receive from Eligible Contracts (defined below) between the date of the calculation and the expiration of the term of each of the Eligible Contracts. Borrower shall prepare and deliver to Lender by the twentieth day of each month a projection of its Eligible Contract Cash Flow in accordance with the provisions of Section 16 of this agreement.

          C. Definition of Eligible Contracts. The term "Eligible Contract" means a contract or subcontract, as it may be amended from time to time, which has all of the following characteristics as of the effective date of the calculation prescribed by Section 2B of this agreement:

              (1) The contract is (a) a direct contract between Borrower and a state government or state government agency ("State Contract"),
          (b) a
          subcontract ("State Subcontract") with a third party ("Prime Contractor") which holds a contract with a state government or a state government agency ("Prime Contract"), or (c) a direct contract between Borrower and a third party whereby Borrower provides goods and/or services in a commercial application ("Commercial Contract").

              (2) The contract has been duly authorized, signed, and delivered by both parties;

              (3) The validity and enforceability of the contract are not in dispute;

              (4) Except as provided in subsection 2D(4), the system or systems covered by the contract have been accepted unconditionally by the other party to the contract ("Customer");

              (5) The Customer's payment obligations are subject to no material conditions other than (a) Borrower's ongoing performance of its contractual duties and, in the case of State Contracts and State Subcontracts ("Government Contracts"), (b) the legislative appropriation of the funds needed to make the payments;

              (6) The contract is not terminable by the Customer except in case of (a) Borrower's default or, in the case of Government Contracts, (b) (i) the absence of appropriation of funds or (ii) in the case of Government Contracts which according to their terms are terminable by the Customer without cause, written notice of such termination;

              (7) Neither Borrower nor the Customer is in default of any material obligation under the contract, and neither party asserts the contrary;

              (8) Borrower has not agreed to give the Customer directly or indirectly any credit or offset against future payments (unless [a] the maximum amount of such credit or offset is duly accounted for in Borrower's projection and [b] the terms and conditions of such credit or offset are satisfactory to Lender);

              (9) There is neither pending nor threatened any claim by any person or organization (a) to attach, sequester, seize, or otherwise encumber any of Borrower's payments or other rights under the contract or (b) to enjoin Borrower or the Customer from performing any duty under the contract;

              (10) None of Borrower's rights under the contract are subject to any assignment, security interest, pledge, lien, attachment, seizure, injunction, sequestration order, or other encumbrance, other than (a) Lender's security interest and (b) the interests specified in the Intercreditor Agreement;

               (11) The Customer has (a) consented to Borrower's collateral assignment to Lender of Borrower's rights under the contract, (b) has acknowledged and accepted the use of the payment address specified by Lender, and (c) has delivered such other assurances as Lender reasonably requests;

               (12) There exists no other circumstance which reasonably could be expected to affect adversely the likelihood that Borrower will receive all of the payments contemplated by the contract;

               (13) With respect to each of the Prime Contracts on which a State Subcontract is dependent, the Borrower has no knowledge of (a) any default by the Prime Contractor on the Prime Contract or (b) any other situation or circumstance which reasonably could be expected to affect adversely the likelihood that the Prime Contract will remain in full force and effect throughout its stipulated term; and

               (14) With respect to State Subcontracts, no payment by the Prime Contractor to Borrower remains unpaid more than thirty days after the date the payment was due.

          D.    Other matters affecting Eligible Contracts.

               (1) In projecting its Eligible Contract Cash Flow, Borrower shall exclude all payments which may be made by the Customer during any option terms, renewal terms, and the like, unless the Customer already has exercised its option unconditionally or has legally obligated itself to extend or renew the term of the contract.

               (2) A list of the Eligible Contracts in force on the date of this agreement is attached as Exhibit A to this agreement. Borrower has given Lender copies of all of the Eligible Contracts listed on Exhibit A. Borrower warrants and represents (a) that such copies are true and complete and (b) that such contracts satisfy all of the criteria set forth in Section 2C. Lender's reliance upon the foregoing representation shall not be considered unreasonable notwithstanding Lender's possession of such copies.

               (3) From time to time upon Lender's request, Borrower shall provide Lender with copies of all documents requested in good faith by Lender in connection with the Eligible Contracts. No contract shall be considered an Eligible Contract unless Borrower has given Lender a complete copy of the contract and any amendments and supplements (other then routine amendments and routine change orders made in the ordinary course of business and not materially affecting any of the criteria set forth in Section 2C).

               (4) Despite Section 2(C)4, Borrower may include in Eligible Contract Cash Flow milestone payments for systems that have not yet been unconditionally accepted, but no such milestone payment shall be included if such payment exceeds $500,000 (or such larger amount as Lender may agree).

          E. Conditions. Lender's obligation to make advances on the Revolver shall be subject to the satisfaction on the occasion of each such advance, except with respect to Subsection E(1), of all of the following conditions:

               (1) Documents. On the occasion of Lender's initial advance and on such other occasions as Lender reasonably requests, receipt by Lender any of the following items, each in form and substance satisfactory to Lender and each duly signed and delivered, as Lender requests:

                   (a) A certificate as to the absence of an Event of Default (defined below) signed by a senior officer of Borrower;

                   (b) A certified copy of a vote by Borrower's Board of Directors evidencing such matters as Lender reasonably requires;

                   (c) A certificate signed by Borrower's Secretary regarding the incumbency and true signatures of the officers who are authorized to request advances on the Revolver and to sign certificates, instruments, and other documents;

                   (d) Certificates of insurance evidencing compliance with the relevant provisions of this agreement and the other Loan Documents;

                    (e) Such opinions of Borrower's counsel as Lender reasonably requests; and

                    (f) Such certifications as Lender requests from governmental officials evidencing Borrower's legal existence, corporate good standing, and tax good standing.

               (2) Reports. Receipt by Lender of all financial reports and other documents required by this agreement.

               (3) Payment of Fees. Payment to Lender of all of the fees and expenses required by this agreement or by any of the other Loan Documents.

               (4) Representations and Warranties. The continuing truthfulness and accuracy of all representations and warranties set forth in this agreement and in the other Loan Documents as of the date on which Borrower requests, and Lender makes, the advance.

               (5) Covenants and agreements. Borrower's full compliance with all covenants, agreements, and other undertakings set forth in this agreement and in the other Loan Documents.

               (6) No adverse change. The absence of any material adverse change in the Borrower's financial condition, as determined in good faith by Lender.

               (7)  No Default.  The absence of any Event of Default.

               (8) Further assurances. The delivery to Lender of such additional opinions, certificates, instruments, and other documents as Lender reasonably requests.

          F. Implied certification. Each request by Borrower for an advance on the Revolver shall constitute a certification by Borrower that all conditions recited in Section 2E have been satisfied. No advance or advances by Lender shall constitute a waiver of any such conditions, nor shall any course of conduct by Lender constitute such a waiver.

          G.  Reliance on authority.   With regard to all aspects of its
administration of this agreement, Lender may accept information, requests, and instructions transmitted by electronic mail, by telephone, and/or by fax. Borrower agrees to bear the risk that such instructions may be unauthorized, inaccurate or improvident. Lender shall have no duty to inquire as to the authority of the person who initiates any such communication, and Lender shall have no liability for any action which it takes in reliance upon any communication which Lender in good faith believes to have originated from Borrower.

          H. Facility fee. For the unused portion of the Revolver, Borrower shall pay a facility fee to Lender monthly in arrears. Payments shall be made on the same dates when payments of interest are due to Lender on the note evidencing Borrower's indebtedness on the Revolver. Each payment of the fee shall be in an amount equal to one-twelfth of one-half of one percent (0.50%) of the average monthly unused daily balance of the Revolver. For purposes of this
Section 2H, the average monthly unused daily balance of the Revolver shall be the difference between (i) $4,000,000 and (ii) the daily average principal balance outstanding on the Revolver during the month preceding the date of the calculation. Each payment of the facility fee shall be made by Lender's withdrawal of the fee from an account established by Borrower pursuant to a Lockbox

Agreement of even date; Borrower hereby irrevocably authorizes Lender to make such withdrawals.

          I. Term. Subject to all other applicable provisions of this agreement, the term of the Revolver shall be as follows.

               (1) Except as otherwise expressly provided in this agreement, the term of the Revolver shall expire on the second anniversary of the date of this agreement, and thereafter Borrower shall have no right to request or receive advances.

               (2) If Borrower wishes to extend the term of the Revolver, Borrower shall so notify Lender in writing at least one year before the term is due to expire. If Lender approves the extension request, it may do so on such terms as in its sole discretion it decides advisable.

               (3) No agreement for extension of the term of the Revolver shall be binding unless it is reduced to writing and signed by both Lender and Borrower. No action or inaction by Lender shall be construed as a constructive extension, regardless of any course of conduct between the parties. An extension may be evidenced by a letter from Lender and Borrower, provided that (a) Lender's decision to effect the extension is stated clearly and unequivocally, and (b) the letter agreement is promptly countersigned, without changes, and returned to Lender by Borrower.

          J. Termination. The Revolver may be terminated before the expiration of its term under the circumstances described in this Section 2J.

               (1) Lender may terminate the Revolver immediately upon written notice to Borrower following an Event of Default which consists of (a) Borrower's failure to make any payment due to Lender under any of the Loan Documents before the expiration of any expressly applicable notice period, grace period, or cure period, (b) Lender's determination in good faith that Borrower has made a material misrepresentation to Lender either in one of the Loan Documents or in any other document delivered to Lender thereafter in connection with the Revolver, or (c) a circumstance or occurrence which in Lender's good faith opinion is not susceptible of being cured. As to payments which are intended to be made by automatic deduction from an account, Borrower shall be considered to have failed to make such a payment if the available funds in the account are insufficient on the date the payment is due.

          (2) Lender may terminate the Revolver upon written notice delivered to Borrower no sooner than thirty days after Lender has notified Borrower in writing of any Event of Default not covered by the preceding subsection 2J(1) unless within such thirty days Borrower has cured the default to Lender's reasonable satisfaction.

          (3) Borrower may terminate the Revolver at any time following the expiration of thirty days after written notice to Lender, upon payment of all amounts which are then due Lender under this agreement and under the other Loan Documents.

          (4) In case of any termination under subsection 2J(1), 2J(2), or 2J(3), except as otherwise provided in subsection 2J(5), Borrower shall pay Lender a termination fee in the amount of Forty Thousand Dollars ($40,000). The fee shall be payable (a) on the effective date of the termination, in case of a termination under subsections 2J(1) or 2J(2), or (b) on the date when Borrower pays in full the balance of outstanding principal, in case of a termination under subsection 2J(3).

               (5) No termination fee shall be payable if Borrower pays in full the outstanding principal balance (a) after a decision by Lender not to extend the term of the Revolver or (b) with funds not derived from a credit facility.

           K. Role of loan participant. Borrower acknowledges that from time to time Lender expects to enter into one or more agreements ("Participation Agreements") with one or more financial institutions ("Participants") to fund a portion of the Revolver. Lender and Borrower acknowledge the possibility that a Participant could become insolvent or for some other reason could be unable to provide the funding contemplated by a Participation Agreement. In such cases,
(1) Lender agrees to make prompt and diligent efforts to identify a new Participant and to enter into a new Participation Agreement and (2) Borrower agrees that until Lender has entered into a new Participation Agreement the Maximum Balance shall be reduced to $2,500,000.

       3. Certain definitions. The following defined terms are used in this agreement.

           A. "Loan Documents" means this agreement and all other instruments, agreements, and documents signed and delivered to Lender by any person who purports to be an officer of Borrower on or after the date of this agreement in connection with any aspect of the transactions contemplated by this agreement, including without implied limitation all promissory notes, security agreements, lockbox agreements, and collateral assignments, together with all amendments, restatements, modifications, replacements, renewals, supplements, and substitutions. A list of the Loan Documents as of the date of this agreement is attached to this agreement as Exhibit B.

          B. "Related Documents" means all agreements and other documents signed and delivered between or among any third party and Lender and/or Borrower on or after the date of this agreement in connection with the transactions contemplated by this agreement, together with all amendments, restatements, modifications, replacements, renewals, supplements, and substitutions, but excluding any participation agreements between Lender and another bank. A list of the Related Documents as of the date of this agreement is attached to this agreement as Exhibit C.

          C. "Obligations" means all obligations, whether of payment, performance, observance, or otherwise, owed to Lender by Borrower in connection with the transactions contemplated by this agreement and/or by the other Loan Documents, regardless of whether such obligations are now existing or hereafter arising, due or to become due, matured or unmatured, contingent or absolute, or joint, several, or joint and several.

     4. Status of commitment letters. Lender's commitment letters dated April 5 and April 10, 2000, are superseded by this agreement to the extent that such letters pertain to the Revolver. To the extent that such letters contemplate other loans, including a different version of a revolving loan, the letters are not superseded by this agreement.

     5. Matters pertaining to Lau Acquisition Corp. This section concerns Borrower's involvement with Lau Acquisition Corp., a Massachusetts corporation ("Lau").

          A. Lau provides Borrower with management services pursuant to an agreement of which a copy is attached as Exhibit D1 Borrower covenants and agrees with Lender (1) that except as otherwise provided in this Section 5A the amount of compensation which it pays Lau directly or indirectly for such services shall not exceed Seven Hundred Thousand Dollars ($700,000) in any fiscal year of Borrower, (2) that the amount paid by Borrower for Lau's services shall be reasonable in relation to the value of the services, (3) that upon Lender's written request from time to time Borrower will provide Lender with reasonably detailed invoices and other documents and information concerning the nature, value, and extent of Lau's services, and (4) that Borrower will not materially amend the current management agreement without Lender's prior express written consent, which shall not be unreasonably withheld. The foregoing limitation on the amount of compensation payable by Borrower to Lau shall not apply to (i) increases in third party costs which are incurred by Lau and are passed through to Borrower in connection with the management services Lau provides to Borrower or (ii) increases caused by a material change in the nature or quantity of services provided by Lau following the granting of Lender's consent to an amendment of such agreement.

          B. Borrower is indebted to Lau for loans made by Lau. Borrower warrants and represents that all its indebtedness to Lau as of the date of this agreement (both for loans and for all other items) is identified accurately and completely on the list attached to this agreement as Exhibit D2. Lender has entered into this agreement in reliance upon Borrower's assurance that by January 1, 2001 Lau will convert to stock the $1,000,000 indebtedness evidenced by Borrower's $2,000,000 note dated May 3, 1999, as amended; the absence of such a conversion made in accordance with the terms of such note shall constitute an Event of Default.

          C. Borrower subleases space from Lau pursuant to an agreement of which a copy is attached as Exhibit E. Borrower shall not materially amend such agreement without Lender's prior express written consent, which shall not be unreasonably withheld.

          D.  Borrower (1) represents that Lau currently is controlled by Joanna
T. Lau and (2) warrants that as long as any of the Obligations remain outstanding Joanna T. Lau and/or Denis K. Berube, singly or jointly will control more than fifty percent (50%) of the voting stock of Lau. Borrower acknowledges that a breach of the foregoing warranty will constitute an Event of Default even though Borrower does not possess the power to prevent such a breach.

          E. Borrower warrants (1) that as long as any of the Obligations remain outstanding (a) Joanna T. Lau will serve as President of Lau and (b) Denis K. Berube will serve as Chief Operating Officer of Lau, and that (2) Denis
K. Berube will serve as Chairman of the Board of Borrower through Borrower's annual meeting on the second Tuesday in May, 2003. Borrower acknowledges that a breach of any of the foregoing warrantees will constitute an Event of Default even though Borrower does not possess the power to prevent such a breach, except that no breach shall be deemed to have occurred if either Joanna T. Lau or Denis
K. Berube ceases to hold the foregoing offices due to her or his death or disability; the death or disability of both, however, shall constitute an Event of Default

     6. Prohibition regarding dividends and distributions. Borrower covenants and agrees that at any time when an Event of Default is outstanding it will neither (1) pay any cash dividends to any of its stockholders nor (2) make any other cash distribution to any of its stockholders. Borrower further covenants and agrees that it will neither pay cash dividends nor make other cash distributions if such payments or distributions are reasonably likely to cause an Event of Default.

     7.   Prohibition regarding loans and investments.

          A. Borrower covenants and agrees that it will neither (1) lend money to Lau or to any other business organization with which Borrower or Lau is affiliated nor (2) purchase equity interests or otherwise invest in Lau or any other business organization with which Borrower or Lau is affiliated.

          B. Borrower covenants and agrees with Lender that except as provided in the next sentence Borrower will not Invest (as defined below) in any other business organization not covered by the preceding Section 7A. Borrower may Invest a maximum of $250,000 Dollars per fiscal year in joint ventures in which Borrower is a joint venturer. In this Section 7B, "Invest" means (i) to lend money, (ii) to guaranty another's obligations, (iii) to purchase securities, and
(iv) to acquire or agree to acquire any equity interest.

     8. Restriction on redemption of stock. Borrower covenants and agrees that except as provided in the next sentence it will not repurchase, redeem, or otherwise acquire (1) any shares of its common stock or (2) any shares of its common stock or preferred stock which are issued after the date of this agreement. Pursuant to its profit-sharing plan Borrower may purchase not more than $200,000 per fiscal year of its own stock on the open market in the names of (or for the benefit of) its plan participants. Borrower further covenants and agrees that it will not repurchase, redeem, or otherwise acquire any shares of its preferred stock which are issued and outstanding on the date of this agreement at any time when (1) an Event of Default is outstanding or when (2) there exists a circumstance or occurrence which with the passing of time or the giving of notice (or both) would constitute an Event of Default.

     9. Key person life insurance. At all times while any of the Obligations remain outstanding Borrower shall have in full force and effect through an insurer reasonably satisfactory to Lender a policy of insurance on the life of the person who then serves as its president ("Policy"). At all times the Policy
(1) shall be owned by Borrower, (2) shall identify Borrower as its beneficiary,
(3) shall have a death benefit of not less than One Million Dollars ($1,000,000), and (4) shall be assigned to Lender as security for the Obligations on terms and conditions satisfactory to Lender. No such assignment shall be considered complete until it has been acknowledged by the insurer.

     10. Assurances concerning future customer contracts and other assets. Lender and Borrower wish to provide for the possibility that after the date of this agreement Borrower may (i) enter into new contracts with new customers or current Customers and/or (ii) acquire certain new property rights.

          A. Except as provided in the next two sentences, Borrower shall not enter into any new contract ("New Contract") and shall not renew, modify, or supplement any existing contract ("Modification") without Lender's prior express written consent if it is reasonably likely that in the performance thereof Borrower would need to incur any indebtedness for borrowed money. Borrower may enter into any New Contract without Lender's consent if (1) it is not reasonably likely that in the performance of such contract Borrower will need to incur any indebtedness for borrowed money or (2) if the total of all such borrowings likely to be made in any one fiscal year on all New Contracts does not exceed One Million Dollars ($1,000,000). Borrower may enter into any Modification without Lender's consent if (i) it is not reasonably likely that in the performance of such Modification Borrower will need to incur any indebtedness for borrowed money or if (ii) the total of all such indebtedness likely to be incurred in any fiscal year on all Modifications does not exceed Seven Hundred Fifty Thousand Dollars ($750,000). Whenever Lender's consent is required under the provisions of this Section 10A, Lender shall notify Borrower of Lender's decision within a reasonable time.

          B. Borrower agrees (1) to notify Lender at least fifteen days before entering into any New Contract (other than routine modifications and routine change orders made in the ordinary course of business), (2) to provide Lender with such documents and information as Lender reasonably requests relating to the New Contact, and (3) within thirty days after signing the New Contract, unless the New Contract is financed by a third party in accordance with all applicable provisions of this agreement and the other Loan Documents, (a) to obtain from the other party to the New Contract and to deliver to Lender a written consent and acknowledgment which satisfies the standards set forth in subsection 2C(11) of this agreement and (b) to deliver to Lender such duly signed Uniform Commercial Code financing statements and other documents as Lender decides advisable to perfect its security interest in the New Contract.

          C. Borrower shall (1) notify Lender within five days after acquiring any property rights as to which Lender's security interest arguably is not perfected by the financing statements and other documents then in existence ("New Collateral"), (2) shall sign and deliver to Lender within five days after Lender's request such documents as Lender decides advisable to ensure the perfection of its security interest in the New Collateral, and (3) shall reimburse Lender within five days for such reasonable legal fees and expenses as Lender may incur in connection with the matters covered by this
Section 10B. Nothing in this Section 10B shall be construed in derogation of Lender's rights under any other provision of this agreement, the other Loan Documents, or the Related Documents.

     11.  Intercreditor Matters.

          A. Borrower previously has obtained financing (a) from Lau pursuant to a Purchase Agreement dated June 15, 1999 ("Lau Purchase Agreement") and (b) from Fleet Business Credit Corp. ("Fleet"), as described on Exhibit F, pursuant to a Purchase Agreement dated September 12, 1996 between Borrower and Fleet's predecessor, as amended December 9, 1997, November 20, 1998 (twice), and April 26, 1999 ("Fleet Purchase Agreement"). Borrower warrants and represents that Exhibit F is true and complete. Borrower covenants and agrees not to amend, modify, or otherwise change the terms and conditions of the Lau Purchase Agreement or the Fleet Purchase Agreement in any way which is reasonably likely to have a materially adverse effect upon the value of Lender's security interest in Borrower's assets. Without limiting the generality of the preceding sentence, Borrower shall not modify the Lau Purchase Agreement or the Fleet Purchase Agreement so as to reduce or diminish the value of those rights of Borrower that are described therein as "Lease Residual Rights." Borrower shall (1) notify Lender in writing before signing any amendment, modification, or other change in the Lau Purchase Agreement or the Fleet Purchase Agreement, (2) notify Lender in writing before signing any new agreement with Lau or Fleet, and (3) within five business days after such signing shall deliver to Lender a copy of all such instruments and all related documents.

          B. From time to time both Lau and Fleet may hold a security interest in certain of Borrower's assets and/or may purchase certain of Borrower's assets, as described in an Intercreditor Agreement of even date among Lender, Lau, and Fleet ("Intercreditor Agreement"). Any material violation of Lender's rights under the Intercreditor Agreement by Lau or Fleet shall constitute an Event of Default under this agreement. Borrower covenants and agrees to notify Lender in writing immediately of any circumstance or occurrence which constitutes such a violation.

     12. Customer Payments. Borrower acknowledges and agrees that one important condition of Lender's willingness to make the Loan is the protection of Lender's senior security interest in, and control of, all payments to be made by Customers to Borrower, except for payments on contracts as to which Lender's security interest is junior to that of another party ("Customer Payments"). Borrower covenants and agrees that it will arrange with its Customers, in a manner satisfactory to Lender, for all Customer Payments to be delivered by the Customers to Borrower in accordance with the terms of a Lockbox Agreement between Lender and Borrower signed on or about the date of this agreement.

     13. Deposit account. Throughout the term of this agreement, Borrower shall maintain all of its principal bank accounts with Lender.

     14. Financial covenants. Borrower covenants and agrees with Lender as follows.

          A. Profitability. (1) In every fiscal year Borrower shall have positive net income, excluding consideration of corporate income taxes. (2) In no more than two consecutive quarters of any fiscal year shall Borrower have negative net income, excluding consideration of corporate income taxes.

          B. Net worth. At no time shall Borrower's net worth be less than Fourteen Million Dollars ($14,000,000).

          C. Debt to worth ratio. As of the end of each quarter of each fiscal year of Borrower, the ratio of Borrower's Indebtedness to its Tangible Net Worth shall be no greater than two and one-half to one (2.5:1.0). In this Section 14,"Indebtedness" means the difference between (i) Borrower's total liabilities and (ii) the outstanding principal balance of all loans which are subordinated to the Obligations pursuant to subordination agreements to which Lender is a party ("Subordinated Debt"). "Tangible Net Worth" means (a) Borrower's net worth, less (b) the value of Borrower's intangible assets, plus (c) the amount of Borrower's Subordinated Debt.

          D. Debt service coverage. As of the end of each quarter of each fiscal year of Borrower, the ratio of Borrower's Adjusted Operating Cash Flow for the four most recent quarters to its Debt Service Liability for such four quarters shall be at least one and one-quarter to one (1.25:1.00). Adjusted Operating Cash Flow means (a) the sum of (i) Borrower's net income before corporate income taxes, (ii) interest payable by Borrower on loans, (iii) depreciation expense, and (iv) amortization expense, less (b) Borrower's capital expenditures, plus (c) Borrower's externally financed capital expenditures, plus
(d) the amount of new equity capital received by Borrower, all for the four most recent quarters. "Debt Service Liability" means the sum of all principal and interest payable by Borrower during such four quarters on all loans and capital leases for which Borrower is liable. A copy of the formula to be used for calculation of the foregoing covenant is attached to this agreement as Exhibit G.

          E. Capital expenditures. In no fiscal year shall Borrower's capital expenditures exceed Two Hundred Fifty Thousand Dollars ($250,000). In calculating its capital expenditures, Borrower shall (1) include payments due during the year on capital leases to the extent Borrower's payment obligations were created during the year (whether through renewal, extension, or supplementation of a previously existing lease or through execution of a new lease) but shall (2) exclude the capitalized costs of systems which Borrower leases to or for its customers. A list of Borrower's current capital leases, including the annual cost thereof, is attached to this agreement as Exhibit H.

          14.1 Cure of financial covenant defaults. A breach of any covenant set forth in Section 14B, 14C, 14D, or 14E (but not 14A) of this agreement as of the end of any quarter of Borrower's fiscal year ("Breach Date") shall not constitute an Event of Default if (i) within forty-five days after the end of the fiscal quarter with respect to which the breach occurred ("Cure Period") Borrower obtains either new equity investments or new debt, subordinated on terms reasonably satisfactory to Lender, which, had it been obtained as of the Breach Date, would have prevented the breach, (ii) before the end of the Cure Period, Borrower (a) notifies Lender of the foregoing actions and (b) provides Lender with such documents and information as Lender requests in connection therewith, (iii) Borrower accomplishes the foregoing actions without any violation of the terms and conditions of this agreement or any of the other Loan Documents, and (iv) no other Event of Default is outstanding at any time during the Cure Period.

          15.  Methodology for determining compliance with covenants.

          A. Compliance with all the financial covenants in this agreement shall be determined from the financial statements submitted to Lender pursuant to this agreement, together with such other information as Lender obtains. Borrower shall ensure that such financial statements permit the ready and accurate calculation of all ratios and other components of the covenants. If Lender reasonably determines to its satisfaction that such financial statements do not fully or accurately report the information necessary to calculate such items, then Borrower shall appropriately revise or supplement the financial statements within ten days after Lender's written request.

          B. If there arises any uncertainty concerning the meaning or application of any term of any financial covenant, and if generally accepted accounting principles ("GAAP") are applicable, then GAAP shall control. Otherwise Borrower agrees to accept Lender's reasonable determination of the meaning and application of the terms of the covenants. If any uncertainty arises as to the proper interpretation, methodology, or other aspect of any financial statements, and if GAAP is applicable, then GAAP shall control. Otherwise Borrower agrees to accept Lender's reasonable determination regarding the proper interpretation, methodology, or other aspect of the financial statements.

     16.  Reporting.

          A. Borrower agrees to deliver to Lender the following reports and information on the following conditions and terms:

          (1) Within twenty calendar days after the end of each month, (a) an internally prepared financial statement of Borrower covering the prior month and the fiscal year to date, such statement to include a balance sheet, a statement of profit and loss, and a statement of cash flow, (b) a report of Borrower's cash receipts and disbursements for the prior month and the fiscal year to date, including an analysis of Borrower's overall debt position, (c) an aging list of Borrower's accounts receivable and accounts payable, and (d) a projection, using reasonable assumptions, of Borrower's Eligible Contract Cash Flow;

          (2) Within forty-five days after the end of each quarter of each of Borrower's fiscal years, an internally prepared financial statement of Borrower, such statement to include a balance sheet, a statement of profit and loss, and a statement of cash flow;

          (3) Within thirty days after the end of each of Borrower's fiscal years, an internally prepared business operating plan for the upcoming fiscal year, including monthly cash flow projections;

          (4) Within one hundred twenty days after the end of each of Borrower's fiscal years, a financial statement of Borrower for the fiscal year most recently ended, including a statement of profit and loss, a balance sheet, and a statement of cash flow, audited by BDO Seidman, LLP, or by another independent certified public accountant reasonably satisfactory to Lender, together with any management letter and all other letters, reports, and other documents given by such accountant to Borrower;

          (5) Within fifteen days after their filing, copies of all documents filed by Borrower with the SEC; and

          (6) At the same times when reports are due to be delivered to Lender pursuant to the preceding clauses (2) and (4), a Compliance Certificate in one of the forms attached to this agreement as Exhibit I, such form to be certified by Borrower's President, Treasurer, Chief Financial Officer, or Controller, together with a reasonable explanation of the calculations made in preparing the Compliance Certificate.

          B. All financial statements and reports submitted to Lender shall be in such form as Lender from time to time reasonably requests. If Lender reasonably requests additional information and/or documents pertaining to the business or financial affairs of Borrower, then such information and documents shall be supplied to Lender within ten days after Lender's request.

          C. Borrower agrees to allow Lender and its representatives to inspect and copy any and all books, records, and other documents and information (including information stored electronically) concerning its business and finances. Lender shall be given such access to such documents and information during business hours, upon reasonable notice, and with such frequency (but not more than twice per fiscal year, absent an Event of Default) as Lender in good faith decides advisable. Borrower shall cooperate with Lender during such inspections and shall instruct its representatives, employees, bookkeepers, and accountants also to cooperate with Lender.

          D. At least quarterly, one or more senior officers of Borrower shall meet with Lender to assess Borrower's operating performance and such other issues as Lender designates. Such meetings shall be held at times reasonably selected by Lender. At such meetings Borrower (1) shall provide Lender with all documents and information requested in good faith by Lender and (2) shall make available any employees, agents and consultants requested by Lender in good faith.

     17. Standard representations and warranties. Borrower warrants and represents to Lender as follows.

          A. Organization. Borrower has been duly organized under the laws of Delaware; it is in good standing under the laws of (a) Delaware, (b) Massachusetts, and (c) every other jurisdiction in which it does business; it has the power and authority (i) to own its assets, (ii) to operate its business as presently conducted, (iii) to enter into this agreement, the other Loan Documents, and the Related Documents (all collectively "Principal Agreements") and (iv) to perform and observe its obligations under the Principal Agreements.

          B. Authorization. The signing, delivery, and performance of the Principal Agreements (1) have been duly authorized by all required votes and other actions of Borrower and its stockholders and directors, (2) do not and will not contravene any law or regulation, (3) are in accord with Borrower's articles of organization, bylaws, and all other governing documents, and (4) do not and will not constitute a violation of, or a default under, any agreement, instrument, judgment, order, decree, permit, license, or undertaking binding upon Borrower or any of its assets, nor will the same result in the creation (other than in favor of Lender) of any mortgage, pledge, security interest, lien, encumbrance, or charge upon any of Borrower's assets.

          C. Valid and binding obligations. The Principal Agreements and all of their terms and conditions are valid and binding obligations of Borrower and are enforceable in accordance with such terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally.

          D. Approvals. Except as set forth in Exhibit J, attached, Borrower's signing, delivery, and performance of its obligations under the Principal Agreements do not require any approval, consent, filing, or registration with (1) any government or governmental agency or authority, or (2) any non-governmental entity or person.

          E. Ownership of collateral. Subject to the provisions of the Intercreditor Agreement, at the time the Borrower mortgages, pledges, assigns, or otherwise transfers to Lender as collateral any interest in any property (1) Borrower is and shall remain the lawful owner of such interest; (2) Borrower now has and always shall retain the right to mortgage, pledge, assign, or otherwise transfer such interest; (3) no such interest now is, or shall be, mortgaged, pledged, assigned, or otherwise transferred to any person other than Lender, or in any way encumbered, without Lender's prior express written consent, and (4) Borrower shall defend the same against the claims and demands of all persons. This Section 17E shall not be construed to bar Borrower from granting licenses or sublicenses in the ordinary course of business. Notwithstanding the other provisions of this Section 17E, Lender consents to (i) the licenses which Borrower has granted (and in the future may grant) to Lau and to FBCC to enable them to exercise their rights under the Lau Purchase Agreement and the FBCC Purchase Agreement, respectively, and to (ii) the other licenses which are listed on Exhibit K, attached.

          F. Initial financial statements. In entering into this agreement Lender has relied upon Borrower's financial statements for the periods ending 12/31/98 and 12/31/99 ("Initial Financial Statements"). The Initial Financial Statements (a) were prepared in accordance with GAAP and (b) fairly presented
(i) the financial condition of

Borrower and (ii) the operation of Borrower's business. As of the date or dates of the Initial Financial Statements, Borrower had no material indebtedness or other material liabilities, debts, or obligations whether accrued, absolute, contingent, or otherwise, whether due or to become due, including but not limited to liabilities or obligations on account of taxes or other governmental charges, other than those reflected in the Initial Financial Statements.

          G. Changes. Since the date or dates of the Initial Financial Statements there have been no changes in the assets, liabilities (contingent or otherwise), financial condition, operations, prospects, or business of Borrower, the effects of which have been materially adverse, individually or in the aggregate. Borrower (1) owns assets having a fair salable value in excess of the amount required to pay the probable liability on its existing and anticipated debts and other obligations, and (2) has access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature.

          H. Accuracy of Other Financial and Business Information. In addition to the Initial Financial Statements, Borrower has given Lender various documents concerning its financial position, business operations, business prospects, and related matters, all of which are identified on the attached Exhibit L ("Initial Business Information"). All the Initial Business Information is true and accurate in all material respects. Borrower has disclosed to Lender all information which is reasonably necessary to make the Initial Business Information, together with the Initial Financial Statements, not misleading as to Borrower's finances, business, and prospects.

          I. Events of Default. As of the date of this agreement, no Event of Default (defined below) exists, and no circumstance or condition exists which, but for the passage of time or the giving of notice, or both, would constitute an Event of Default.

          J. Taxes. Borrower has filed all federal, state, and other tax returns which it is required to file and either has paid in full all required taxes, assessments, and other governmental charges or has established adequate reserves for any taxes which it is contesting. Borrower has established adequate reserves for the payment of all federal, state, and other tax liabilities not yet due and payable.

          K. Litigation. There is pending or threatened against Borrower no litigation, proceeding, or governmental investigation, administrative or judicial, which if decided adversely might have a materially adverse effect on Borrower's business, properties, or condition (whether financial or otherwise) or on its ability to perform its obligations under the Principal Agreements.

          L. Margin rules. No portion of the Loan is being or will be used to purchase or carry any "margin security" or "margin stock" as such terms are used in Regulations G and U of the Board of Governors of the Federal Reserve System, or to extend credit to others for such purposes. Borrower is not engaged principally in, or has one of its important activities, the business of extending credit to purchase or carry any such margin security or margin stock. If requested by Lender, Borrower will furnish Lender with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in such Regulations.

          M. ERISA. (1) No "Employee Benefit Plan" (as such term is defined in the Employee Retirement Income Security Act of 1974 and the regulations thereunder, as the same have been or shall be amended ["ERISA"]) from time to time maintained by Borrower (individually a "Plan" and collectively the "Plans") or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) which would subject such Plan or Plans or any benefits vested under any such Plan or Plans (individually the "Pension Plan" and collectively "Pension Plans") or any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or Pension Plan, to a tax or penalty on prohibited transactions imposed by Section 4972 of the Internal Revenue Code ("Code); (2) no Pension Plan, Plan, or trust created thereunder has been terminated, and there have been no reportable events (as that term is defined in Section 4043 of ERISA) since the effective date of ERISA; (3) no Pension Plan, Plan, or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 422(a) of the Code) whether or not waived, since the effective date of ERISA; and (4) Borrower is not now and never has been a party to any multi-employer pension or benefit plan.

          N. Compliance. Borrower possesses all necessary permits, approvals, authorizations, consents, licenses, franchises, registrations, and other rights and privileges (including patents, trademarks, trade names, and copyrights) to allow it to own and operate its business without any violation of law or of the rights of others. Borrower is duly authorized, qualified, licensed under, and in compliance with, all laws, regulations, authorizations, and orders of public authorities to the extent that the same are necessary or applicable to the ownership and operation of its business.

          O. Hazardous materials. Borrower has not violated any local, state, or federal law or regulation relating to the storage, generation, use, transportation, treatment, or disposal of solid wastes, and no such violation has occurred at any time at, on, or from any real estate ever owned by Borrower or any predecessor in interest of Borrower. There has occurred no spill, discharge, leak, emission, injection, escape, dumping, or release of any kind of any toxic or hazardous substances as defined under any applicable local, state, or federal laws or regulations on any such real estate or into the environment surrounding any such real estate other than those releases of waste water or air emissions permissible under such laws or regulations or allowable under valid permits held by Borrower or any predecessor in interest. Borrower has no knowledge of any facts which could form a basis for any liabilities, damages, obligations, losses, or expenses relating to any such environmental conditions. Borrower has received no notice of responsibility or other notice or demand relating to any alleged violation of any law or regulation relating to hazardous substances or environmental conditions.

          P. Accuracy of books and records. All books and records of Borrower accurately reflect in all material respects all matters and transactions which should be reflected therein.

          Q. No Subsidiaries. Except as set forth in Exhibit M, Borrower (1) has no wholly owned subsidiaries and (2) has no investments in the stock or securities of any other corporation, firm, partnership, trust, or other entity.

          R. Insurance. Borrower now maintains and always has maintained insurance coverage against such risks and in such amounts as is reasonably necessary to protect its assets against all reasonably foreseeable claims for property damage, personal injury, and other risks.

     18. Standard Covenants. Borrower covenants and agrees with Lender that as long as any of the Obligations remains to be paid or performed:

          A. Legal existence and good standing. Borrower will maintain its legal existence and good standing in the state of its organization. Borrower will maintain its qualification to do business in every other state in which it is currently qualified. Borrower will qualify to do business in every other state in which such qualification becomes required by law and thereafter will maintain such qualification.

          B. Conduct of Business. Borrower will duly observe and comply in all material respects with all applicable laws and all requirements of any governmental authorities relative to its assets and to the conduct of its business. Borrower will obtain, maintain, and keep in full force and effect, all authorizations, approvals, consents, franchises, restrictions, licenses, permits and other rights and privileges necessary to the proper conduct of its business.

          C. Losses and disputes regarding collateral. Borrower immediately will notify Lender of any event materially adversely affecting any collateral or the value or amount thereof.

          D. Maintenance and insurance of assets; other insurance. Borrower will insure its assets against such hazards and liabilities, in such form and amounts, and with such insurers, as may be reasonably satisfactory to Lender. Borrower will maintain insurance against such other risks and liabilities, including liability for property damage and personal injury, in such form and amounts, and with such insurers, as may be reasonably satisfactory to Lender. From time to time on Lender's request, and without any request at least thirty days before any insurance policy is due to expire, Borrower will provide Lender with certificates of the foregoing insurance policy or policies.

          E.   Taxes.  Borrower will pay or cause to be paid:

               (1) All taxes, assessments, and other governmental charges on or against it or its properties prior to such taxes becoming delinquent, unless such tax, assessment, or charge is being contested in good faith by proper legal proceedings and adequate reserves have been established and maintained therefor;

               (2) All excise, sales, and other taxes or charges which become due and payable with respect to any sale or other transaction giving rise to any account receivable or other right to the payment of money or with respect to the collection thereof.

          F.   Limitations on indebtedness. Except to the extent permitted under
Section 10A of this agreement, Borrower shall incur no new indebtedness for borrowed money without Lender's prior express written consent.

          G. Restrictions on liens. [Intentionally omitted in favor of the Security Agreement of even date between Lender and Borrower.]

          H. Restrictions on guarantees. Borrower will not guaranty or otherwise become liable upon the indebtedness or other obligations of any other person or entity.

          I. ERISA Compliance. Neither Borrower nor any Pension Plan of Borrower will:

               (1) engage in any prohibited transaction (as defined in ERISA);

               (2) incur any "accumulated funding deficiency" (as defined in Section 412(a) of the Code or Section 302 of ERISA), whether or not waived; or

               (3) terminate any Pension Plan in a manner which could result in the imposition of a lien on any property of Borrower.

          J.   Pension Plans.

               (1) With respect to any Pension Plan the benefits under which are guaranteed in whole or in part by the Pension Benefit Guaranty Corporation (the "PBGC"), Borrower shall:

                   (a) Fund each Pension Plan as required by the provisions of
Section 412 of the Code and Section 302 of ERISA;

                   (b) Cause each Pension Plan to pay all benefits when due in accordance with applicable law; and

                   (c) Furnish to Lender (i) written notice of the occurrence of a Reportable Event (as such term is defined in Section 4043 of ERISA), such notice to be given promptly, but in any event within five (5) days of the occurrence of a Reportable Event with respect to a Pension Plan; (ii) a copy of any request for a waiver of the funding standards or an extension of the amortization periods required under Section 4122 of the Code and Section 302 of ERISA, such copy to be furnished not later than the date of submission of the request to the Department of Labor or to the Internal Revenue Service (the "IRS"), as the case may be; (iii) a copy of any notice of intent to terminate any Pension Plan, such copy to be furnished no later than the date of submission to the PBGC; and (iv) notice that Borrower will or may incur any liability to or on account of a Pension Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, such notice to be given within the ten (10) days after Borrower knows or has reason to know thereof. Any notice to be provided to Lender under this Section shall include a certificate of Borrower's chief financial officer setting forth details as to such occurrence and the action, if any, which is required or proposed to be taken, together with any notices required or proposed to be filed with or by Borrower, the PBGC, the IRS, the trustee, or the plan administrator with respect thereto.

               (2) Borrower shall furnish to Lender, no later than fifteen (15) days after the date of filing, a copy of the annual report of each Pension Plan or Plan (Form 5500 or comparable form) required to be filed with the IRS and/or the Department of Labor.

          K. Notification of default. Within five (5) business days after becoming aware of the existence of any condition or event which with or without the giving of notice or the passage of time, or both, would cause or constitute an Event of Default, Borrower shall give Lender written notice thereof, specifying the nature of the matter and the action being taken or proposed to be taken with respect thereto.

          L. Notification of litigation. Borrower shall notify Lender in writing of any litigation commenced against it and of any proceeding commenced against or concerning it by any governmental agency or authority, if there is any reasonable likelihood that such litigation or proceeding, singly or in combination with others, reasonably might be expected to have a material adverse
effect upon it.   Such notice shall be given within five business days after the commencement of the action or proceeding.

          M. Notification of material adverse change. Borrower shall notify Lender within five business days after there occurs or arises any circumstance or event which might reasonably be expected to constitute or cause either a material adverse change in its financial or business condition or a material diminution in the value of its tangible or intangible property.

          N. Maintenance of books and records. Borrower will keep adequate records and books of account, in which true and complete entries will be made reflecting all of the material business and financial transactions relating to its business and its assets.

          O. Inspection by Lender. Borrower will permit Lender from time to time on reasonable notice to inspect its facilities, assets and business records and to copy any business records selected by Lender.

          P. Further assurances. Borrower shall sign and deliver such additional documents, instruments, and other papers, and shall take all such actions, as Lender reasonably requires to assure to Lender its rights under this agreement and the other Loan Documents and to carry into effect the provisions and intent of this agreement.

          Q. Environmental regulations and hazardous materials. Borrower will comply in all material respects at all times with any and all applicable federal, state, and local laws, rules, orders, and regulations governing hazardous materials, hazardous wastes, or oil as defined in any local, state, or federal laws, rules, orders, and regulations; and will otherwise comply in all material respects with all laws and regulations relating to pollution control in all jurisdictions in which it operates.

          R.   Merger and consolidation.   Borrower shall not consolidate with
or merge with or into any other corporation or other entity.

          S. Performance of Other Contracts. Borrower shall perform and observe all of its material duties and obligations under its present and future contracts and agreements with customers, lenders, lessors, lessees, and other persons and organizations.

     19. Events of Default. An event of default under this agreement ("Event of Default") shall be:

          (a) any violation, breach, non-compliance, or failure by or as to Borrower with respect to any duty, obligation, agreement, covenant, warranty, representation, or other undertaking set forth in this agreement, if the same has continued beyond the expiration of any expressly applicable cure period or grace period, unless all four of the following occur: (i) this agreement provides no specific grace period, (ii) in Lender's good faith opinion the occurrence or circumstance is readily curable by Borrower, (iii) Borrower promptly commences to effect a cure, and (iv) Borrower completes the cure to Lender's reasonable satisfaction within the shortest reasonable period, which shall not exceed thirty days after the Event of Default first arose or occurred;

          (b) any other event, circumstance, or occurrence which is specifically designated in this agreement as an Event of Default;

          (c) any default or event of default by or as to Borrower under any of the other Loan Documents or the Related Documents, if the same has continued beyond the expiration of any expressly applicable cure period or grace period;

          (d) any event, circumstance, or occurrence which constitutes a default under the terms of (i) any other loan or credit facility made or extended to Borrower by

Lender after the date of this agreement, (ii) any loan or other credit facility extended to Borrower at any time by any person or entity other than Lender, including not only loans and credit facilities in existence on the date of this agreement but also loans and credit facilities extended to Borrower hereafter (collectively "Third-Party Loans"), if the sum of the balance due on such loan, plus the balance due on all other Third-Party Loans as to which Borrower is in default, exceeds $250,000, or (iii) any lease of any nature in which Borrower is the lessee and the sum of the balance remaining to be paid by Borrower, plus the balance remaining to be paid by Borrower on all other leases on which Borrower is in default, exceeds $250,000, whether such lease now exists or comes into existence hereafter, unless such default is cured completely in accordance with the terms of the governing documents;

          (e) without limiting the generality of subsection 19(d), any "Termination Event" as defined in the Lau Purchase Agreement or the Fleet Purchase Agreement, unless fully and timely cured within an expressly applicable notice period or grace period thereunder; or

          (f) any material adverse change in Borrower's financial condition, as determined in good faith by Lender.

     20. Certain waivers. EACH OF LENDER AND BORROWER HEREBY WAIVES AND RELEASES IRREVOCABLY ITS RIGHTS (1) TO HAVE A TRIAL BY JURY IN ANY ACTION TO WHICH LENDER AND BORROWER ARE PARTIES, WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE, AND (2) TO ASSERT IN ANY SUCH ACTION ANY CLAIM FOR PUNITIVE DAMAGES, EXEMPLARY DAMAGES, CONSEQUENTIAL DAMAGES, AND ANY OTHER

DAMAGES WHATSOEVER OTHER THAN ACTUAL DAMAGES. In this section the terms "Lender" and "Borrower" include all the parties' stockholders, directors, officers, employees, attorneys, and agents. This section is intended by Lender and Borrower to apply with full force and effect to all of the Loan Documents as if it were set forth in full in each one of the Loan Documents.

     21. Indemnity. Borrower shall indemnify Lender against, and hold Lender harmless from, any and all losses, damages (whether compensatory, punitive, or otherwise), liabilities, claims, causes of action (whether legal, equitable, or administrative), judgments, court costs, and legal or other expenses (including reasonable attorneys' fees) which Lender may suffer or incur as a direct or indirect consequence of (a) Lender's performance of this agreement or any of the other Loan Documents or any of the Related Documents, including, without limitation, Lender's exercise or failure to exercise any rights, remedies, or powers; (b) Borrower's failure to perform any of Borrower's obligations as and when required by this agreement or by any of the other Loan Documents or the Related Documents, including, without limitation, any failure, at any time, of any representation or warranty of Borrower to be true and correct and any failure by Borrower to satisfy any condition; (c) any claim or cause of action of any kind by any person or entity to the effect that Lender is in any way responsible or liable for any act or omission by Borrower, whether on account of any theory of derivative liability or otherwise; (d) any act or omission by Borrower or any other person or entity, with respect to any Eligible Contract; or (e) any claim or cause of action of any kind by any person or entity which would have the effect of denying Lender the full benefit or protection of any provision of the Loan Documents or the Related Documents. Lender's rights of indemnity shall not be directly or indirectly limited, prejudiced, impaired, or eliminated in any way by any finding or allegation that Lender's conduct is active, passive, or subject to any other classification, or that Lender is directly or indirectly responsible under any theory of any kind, character, or nature for any act or omission by Borrower or any other person or entity except Lender. Notwithstanding the foregoing, Borrower shall not be obligated to indemnify Lender with respect to any intentional tort, gross negligence, or act of bad faith which Lender itself is determined by the judgment of a court of competent jurisdiction to have committed. Borrower shall pay any indebtedness arising under this Section 21 to Lender immediately upon demand by Lender. Borrower's obligations under this Section 21 shall survive the expiration of the Revolver and the termination of this agreement.

     22.  Miscellaneous.

          A. Costs. Borrower shall reimburse Lender on demand for all costs and expenses, including without limitation Lender's reasonable legal fees, incurred by or on behalf of Lender in connection with (1) the closing of the transactions contemplated by this agreement, (2) the future amendment of this agreement or any of the other Loan Documents, (3) the negotiation or other resolution of any uncertainty, dispute, or controversy arising from or connected with the transactions contemplated by this agreement, and (4) the enforcement of any rights or remedies which are made available to Lender by the specific terms of this agreement, by the specific terms of any of the other Loan Documents, or by law. The costs and expenses covered by this Section 22A shall include, without implied limitation, all costs and expenses incurred by Lender (including reasonable legal fees) in connection with any bankruptcy case, bankruptcy proceeding, or other bankruptcy matter in which Borrower is a debtor, regardless of the capacity or capacities in which Lender is involved in any such bankruptcy. Nothing in this Section 22A shall be construed to limit Lender's rights or Borrower's obligations under any other provision of this agreement.

          B. Termination. This agreement shall terminate when the Revolver has been terminated as provided in Section 2J, but Sections 21 and 22A shall survive termination.

          C. Modification. This agreement may be amended only in a writing which is signed by both parties to this agreement and is designated as an amendment of this agreement.

          D. Governing law. This agreement has been negotiated and signed in Massachusetts, with both parties relying upon the applicability of Massachusetts law. Accordingly, this agreement shall be interpreted and enforced in accordance with the internal laws of Massachusetts, disregarding any law or doctrine which would dictate application of the law of another state.

          E. Binding effect. This agreement is binding upon the successors and assigns of both parties, and it inures to the benefit of such successors and assigns.

          F. Severability. Even if one or more provisions of this agreement are determined by a court to be invalid or unenforceable, the remaining provisions of this agreement nevertheless shall continue in effect.

          G. Remedies cumulative. All rights and remedies afforded Lender by this agreement are cumulative; none shall be construed to limit or impair any rights or remedies afforded Lender by the other Loan Documents or by law.

          H. No waiver. No failure to act, omission, or forbearance by Lender to exercise its rights under any or all of the Loan Documents shall constitute a waiver by Lender of such right, regardless of how long such failure to act, omission, or forbearance continues, unless Lender expressly waives such right in writing. No waiver by Lender of any in one instance shall constitute a waiver in any other instance unless Lender expressly so states in writing.

          I. Corrections. Borrower agrees to sign and deliver to Lender such instruments as Lender reasonably requests to correct any of the Loan Documents which Lender reasonably determines needs correction. Lender shall bear all its own expenses in connection therewith.

          J. No assignment. None of Borrower's rights under this agreement may be assigned, pledged, or otherwise transferred, nor may any of Borrower's duties be delegated.

          K. No Third Parties Benefited. This agreement is entered into for the sole protection and benefit of Lender and Borrower and their permitted successors and assigns. Neither Lau nor any other person or entity shall have any right of action under this agreement.

          L. Notices. All notices given under this agreement shall be given in writing and shall be deemed served upon (1) actual receipt by the addressee or (2) if mailed, upon the expiration of seventy-two (72) hours after deposit in United States Postal Service by certified mail, postage prepaid, addressed to the address of Borrower or Lender appearing below, which addresses may be changed by notice given in the same manner:

          Borrower:                     Lender:
          30 Porter Rd.                 390 Main Street
          Littleton, MA 01460           Worcester, MA 01608
          Att: Chief Financial Officer  Att: Senior Loan Officer

Copies of all notices shall be sent to counsel, but the failure to send such a notice shall not affect its validity.

          M. Relationship of Parties. The relationship of Borrower and Lender is, and shall at all times remain, solely that of borrower and lender.

          N. Entire agreement. This agreement and the other Loan Documents set forth the parties' entire understanding, superseding all prior negotiations, promises, and agreements except as set forth in (1) Section 4 of this agreement and (2) a certain Confidentiality Agreement dated March 10, 2000.

          Signed as a sealed instrument as of June 15, 2000.

Witnesses:                                 Parties:

                                           Commerce Bank & Trust Company

                                           By: /s/ Roger F. Allard
-------------------------                     --------------------------
                                              Roger F. Allard,
                                              Senior Vice President


                                           Viisage Technology, Inc.

                                           By: /s/ Sean F. Mack
-------------------------                     --------------------------
                                              Sean F. Mack,
                                              Treasurer and Controller

                               Index of Exhibits
                               -----------------

     A.        Eligible Contracts (Section 2D)

     B.        Loan Documents (Section 3A)

     C.        Related Documents (Section 3B)

     D-1.      Administration and Services Agreement (Section 5A)

     D-2.      Borrower's Indebtedness to Lau (Section 5B)

     E.        Use and Occupancy Agreement (Section 5C)

     F.        Fleet financing (Section 11)

     G.        Debt service coverage formula (Section 14D)

     H.        Capital leases (Section 14E)

     I1/I2.    Compliance Certificates (Section 16A)

     J.        Approvals (Section 17D)

     K.        Licenses Granted by Viisage to Lau (Section 17E)

     L.        Initial Business Information (Section 17H)

     M.        Interests in other entities (Section 17Q)

                                   Exhibit A

                              Eligible Contracts
                              ------------------

The following is a list of the Eligible Contracts in force on the date of this agreement:

1.   Arizona Department of Transportation

2.   Biometrica Systems, Inc.

3.   C.A.C.I., Inc. - Federal (South Carolina subcontract)

4.   Compaq Computer Corporation (Maryland subcontract)

5.   Connecticut Department of Social Services

6.   Massachusetts Registry of Motor Vehicles

7.   Massachusetts Department of Transitional Assistance

8.   Ohio Bureau of Motor Vehicles

9.   Ohio Department of Corrections

10.  Transactive Corporation (New York subcontract)

11.  Unisys Corporation (Florida subcontract)

12.  Wisconsin Department of Corrections

                                   Exhibit B

                                Loan Documents
                                --------------

The following is a list of the Loan Documents as of the date of this agreement:

1.   Loan Agreement

2.   Note

3.   Security Agreement (all assets)

4.   Security Agreement - Intellectual Property

5.   Lockbox Agreement

6.   Collateral Assignment of Unencumbered Contracts

7.   Collateral Assignment (of life insurance)

                                   Exhibit C

                               Related Documents
                               -----------------

The following is a list of the Related Documents as of the date of this agreement:

1.   Landlord's Consent and Waiver

     a.   by owner
     b.   by Lau

2. Consent by Lau to (i) cap on management fees and (ii) security interests granted by Borrower to Lender in Borrower's intellectual property

3. Consent by Fleet National Bank in its capacity as Lau's lender to (i) new Subordination Agreement between Lau and Lender, (ii) amendment of $2,000,000 note dated 5/3/99, (iii) new intercreditor agreement and (iv) Lau's consent as described above.

4.   Consents by Customers (post-closing)

5.   Intercreditor Agreement (among Commerce, Lau, and Fleet)

6.   Amendment of 1999 Omnibus Collateral Assignment

7.   Subordination Agreement (between Lender and Lau)

8.   First Allonge to $2,000,000 Subordinated Convertible Note

9.   Amendment of Supplemental License Agreement

                                  Exhibit D-1

                     Administration and Services Agreement
                     -------------------------------------

                                  Exhibit D-2

                        Borrower's Indebtedness to Lau
                        ------------------------------

The following is a complete and accurate list of all indebtedness of the Borrower to Lau as of the date of this agreement (both for loans and for all other items):

1. Purchase Agreement, dated as of June 15, 1999, by and between the Borrower and Lau, pursuant to which Lau provides lease financing to the Borrower for its installation of a digital identification system pursuant to that certain contract designated as the State of Arkansas Department of Finance and Administration Contract No. ST-98-1374, and dated September 1, 1998, between the Borrower and the State of Arkansas (the "Arkansas Contract"). Lau may agree to
                                         -----------------
provide lease financing under the Purchase Agreement for the installation by the Borrower of other digital identification systems in the future.

2. $2,000,000.00 Subordinated Convertible Note, dated May 3, 1999 (of which $1,000,000 is currently outstanding), by and between the Borrower and Lau, pursuant to which Lau has an option to convert the principal and interest owing thereunder in whole, but not in part, into that number of fully paid and non-assessable shares of Borrower Common Stock that equals the quotient of the fraction having as its numerator the sum of the unpaid principal amount of the note plus the amount of any unpaid accrued interest under the note and having as its denominator One Dollar and Twenty-Six Cents ($1.26).

3. Indebtedness arising from the Borrower's obligations to Lau pursuant to the Administration and Services Agreement, dated as of November 1, 1996, between the Borrower and Lau (as amended by a certain First Amendment to Administration and Services Agreement dated of even date herewith).

4. Indebtedness arising from the Borrower's obligations to Lau pursuant to the Use and Occupancy Agreement, dated as of November 1, 1996, between the Borrower and Lau (as amended by a certain First Amendment to Use and Occupancy Agreement dated of even date herewith).

5. Trade indebtedness arising from Lau's sale of Sensor Masts and other products and materials to the Borrower in the ordinary course of business.

                                   Exhibit E

                          Use and Occupancy Agreement
                          ---------------------------

                                   Exhibit F

                                Fleet Financing
                                ---------------

The following is a complete and accurate list of all financing of the Borrower with Fleet Business Credit Corporation ("FBCC") as of the date of this agreement:

1. Purchase Agreement, dated as of September 12, 1996, between the Borrower and FBCC (as most recently amended on April 26, 1999), pursuant to which FBCC provides lease financing to the Borrower for its installation of digital identification systems under the following contracts:

Illinois Secretary of State
Illinois State Police
New Mexico Taxation and Revenue Department
North Carolina Department of Transportation
Wisconsin Department of Transportation

                                   Exhibit G

                         Debt Service Coverage Formula
                         -----------------------------

     CASH FLOW MODEL
     ---------------

CATEGORY
--------

Total Available:
Net Income Before Taxes
+Interest
+Depreciation/Amortization
-CAPEX
     Operating Cash Flow
     -------------------

(OCF)
Adjustments to OCF:
+Financed Capex
+Cash/Capital Raised
Adj. OCF
Total Required:
Non-CBT P&I
CBT P&I
     Total Debt Service
     ------------------

     ADJ. OCF/DSC
     ------------

                                   Exhibit H

                                Capital Leases
                                --------------

The following is a list of Borrower's current capital leases, including the annual cost thereof:

1. Purchase Agreement, dated as of September 12, 1996, between the Borrower and FBCC (as most recently amended on April 26, 1999, the "FBCC Purchase Agreement"), pursuant to which FBCC provides lease financing to the Borrower for its installation of digital identification systems under the following contracts:

Illinois Secretary of State
Illinois State Police
New Mexico Taxation and Revenue Department
North Carolina Department of Transportation
Wisconsin Department of Transportation

Annual Cost:   $4,446,560.04
-----------

2. Purchase Agreement, dated as of June 15, 1999, by and between the Borrower and Lau, pursuant to which Lau provides lease financing to the Borrower for its installation of a digital identification system pursuant to that certain contract designated as the State of Arkansas Department of Finance and Administration Contract No. ST-98-1374, and dated September 1, 1998, between the Borrower and the State of Arkansas (the "Arkansas Contract"). Lau may agree to
                                         -----------------
provide lease financing under the Purchase Agreement for the installation by the Borrower of other digital identification systems in the future.

Annual Cost:   $753,984.00
-----------

3. Lease #10031, dated April 28, 2000, between Sprint and the Borrower for Polycom Video Conferencing System.

Annual Cost:  $7,540.56
-----------

                                  Exhibit I-1

                       Quarterly Compliance Certificate
                       --------------------------------

     Pursuant to Section 14 of a certain Loan Agreement ("Loan Agreement") dated ____________, 2000, between Viisage Technology, Inc. ("Borrower") and Commerce Bank & Trust Company ("Lender"), I certify to Lender as follows:

     A. Profitability. During the quarter of Borrower's fiscal year ending ______________, _______ ("Quarter End"), Borrower's net income, excluding income taxes, was [positive/negative].

     B.   Net worth.  At Quarter End, Borrower's net worth was $_____________.

     C. Debt to worth. At Quarter End, the ratio of Borrower's Tangible Net Worth to its Indebtedness was ________ to ___________.

     D. Debt service coverage. At Quarter End, the ratio of Borrower's Adjusted Operating Cash Flow to its Debt Service Liability, for the four most recent quarters, was ____________ to ____________.

     E. Capital expenditures. During Borrower's current year to date, Borrower's internally financed capital expenditures total $____________.

     I further certify that in calculating the figures stated above I have followed all applicable provisions of the Loan Agreement and have interpreted all capitalized terms in accordance with the applicable provisions of the Loan Agreement.

Date: ____________                           Viisage Technology, Inc.


                                             By:/s/ Sean F. Mack
                                                --------------------
                                             Sean F. Mack, Treasurer

                                  Exhibit I-2

                         Annual Compliance Certificate
                         -----------------------------

     Pursuant to Section 14 of a certain Loan Agreement ("Loan Agreement") dated ____________, 2000, between Viisage Technology, Inc. ("Borrower") and Commerce Bank & Trust Company ("Lender"), I certify to Lender as follows:

     A. Last Quarter Profitability. During the quarter of Borrower's fiscal year ending ______________, _______ ("Quarter End"), Borrower's net income, excluding income taxes, was [positive/negative].

     B. Annual Profitability. During the fiscal year ending ______________, _______ ("Year End"), Borrower's net income, excluding income taxes, was [positive/negative].

     C.   Net worth.  At Year End, Borrower's net worth was $_____________.

     D. Debt to worth. At Year End, the ratio of Borrower's Tangible Net Worth to its Indebtedness was ________ to ___________.

     E. Debt service coverage. At Year End, the ratio of Borrower's Adjusted Operating Cash Flow to its Debt Service Liability, for the entire fiscal year, was ____________ to ____________.

     F. Capital expenditures. During the fiscal year just ended, Borrower's internally financed capital expenditures totaled $____________.

     I further certify that in calculating the figures stated above I have followed all applicable provisions of the Loan Agreement and have interpreted all capitalized terms in accordance with the applicable provisions of the Loan Agreement.

Date: ____________                                Viisage Technology, Inc.


                                                  By: /s/ Sean F. Mack
                                                     -----------------------
                                                  Sean F. Mack, Treasurer

                                   Exhibit J

                                   Approvals
                                   ---------

Except as otherwise set forth below, Borrower's signing, delivery, and performance of its obligations under the Principal Agreements do not require any approval, consent, filing, or registration with (1) any government or governmental agency or authority, or (2) any non-governmental entity or person:

1. A substantial portion of the Borrower's business is performed under contracts with state and other governmental bodies, which are awarded after a competitive selection process, based on specific responses to requests for proposals promulgated by the prospective customers of the Borrower's business. Typically, many such contracts, being awarded following a competitive selection process, impose restrictions on the assignment of performance and, in some cases, require notice of, and/or consent to, the assignment of revenues under such contracts.

                                   Exhibit K

                      Licenses Granted by Viisage to Lau
                      ----------------------------------

The following is a complete and accurate list of all license agreements between the Borrower (as Licensor) and Lau (as Licensee):

1. License Agreement, dated as of February 23, 1999, by and between the Borrower and Lau, pursuant to which the Borrower has granted Lau a nonexclusive, nontransferable right to utilize certain proprietary technology owned or licensed by the Borrower in connection with the distribution of Face-in-the-Crowd products in Europe.

2. License Agreement, dated as of March 31, 1999, by and between the Borrower and Lau, pursuant to which the Borrower has granted Lau a nonexclusive, nontransferable right to utilize certain proprietary technology owned or licensed by the Borrower in connection with Face-in-the-Crowd products for United States airports and federal facilities.

3. Supplemental License Agreement, dated as of June 15, 1999, by and between the Borrower and Lau, pursuant to which the Borrower has granted Lau a limited license to use any technology granted exclusively to Borrower under the Amended and Restated License Agreement with Lau dated August 20, 1996 to the extent reasonably required to enable Lau to perform its obligations under: (i) an unconditional performance guaranty, dated October 8, 1998, with Fleet Business Credit Corporation (as successor to Sanwa Business Credit Corporation) ("FBCC");
(ii) a contingent support agreement with FBCC, dated April 26, 1999; and (iii) a contingent support agreement in favor of the Borrower's former commercial bank lender, Citizens Bank of Massachusetts (as successor to State Street Bank and Trust Company), dated May 7, 1999 (collectively, the "Creditor Support
                                                      ----------------
Agreements").  Lau may also use such technology to the extent reasonably
----------
required to enable Lau to perform its obligations, if any, with respect to systems financed under the Purchase Agreement between Lau and the Borrower.

     *The Supplemental License Agreement has been amended by a First Amendment to Supplemental License Agreement, dated of even date herewith, in order to delete all references to the contingent support agreement in favor of Citizens Bank of Massachusetts and to insert a reference to the contingent support agreement, dated of even date herewith, executed by Lau in favor of Commerce.

                                   Exhibit L

                         Initial Business Information
                         ----------------------------

In addition to the Initial Financial Statements, Borrower has given Lender the following documents concerning its financial position, business operations, business prospects, and related matters ("Initial Business Information"):

1.   Information as to Eligible Contract Cash Flow

2.   1999 Annual Report of Borrower

3.   Copy of Form 10-Q for First Quarter of 2000

4.   Copy of Borrower's Business Plan

5.   Pro Forma Financial Statements

6.   Copies of all Eligible Contracts

                                   Exhibit M

                          Interests in Other Entities
                          ---------------------------

Except as set forth below, Borrower (1) has no wholly owned subsidiaries and (2) has no investments in the stock or securities of any other corporation, firm, partnership, trust, or other entity:

1. The Borrower owns a twenty percent (20%) equity interest in Viisage Australia, LLC. It should be noted, however, that this relationship is currently dormant.